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                                                                  EXHIBIT (3)(i)

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         FRONTIER FINANCIAL CORPORATION

     Frontier Financial Corporation, a Washington corporation, by its President, hereby submits the following Amended and Restated Articles of Incorporation of said corporation, pursuant to provisions of RCW 23B.10.070, and a resolution duly adopted by the Board of Directors on February 23, 1998 and the shareholders on April 16, 1998. These Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments and prior restatements thereto as of the date of their adoption.

                                ARTICLE I. NAME

     The name of the corporation is Frontier Financial Corporation.

                         ARTICLE II. PURPOSES AND POWER

     This corporation is organized to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act. This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose of this corporation and to exercise any and all powers authorized or permitted under any laws that may now or hereby be applicable or available to this corporation.

                             ARTICLE III. EXISTENCE

     The existence of this corporation is perpetual.

                               ARTICLE IV. SHARES

4.1  AUTHORIZED CAPITAL

     The total number of shares which the corporation is authorized to issue is 60,000,000, consisting of 50,000,000 shares of Common Stock without par value and 10,000,000 shares


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of Preferred Stock without par value. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.


4.2  ISSUANCE OF PREFERRED STOCK IN SERIES

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.


4.3  DIVIDENDS

     The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.


4.4  REDEMPTION

     The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.


4.5  LIQUIDATION

     In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of


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the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

4.6  CONVERSION

     Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

4.7  VOTING RIGHTS

     Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                          ARTICLE V. PREEMPTIVE RIGHTS

     No shareowners shall have preemptive rights to acquire unissued shares of the corporation.

                         ARTICLE VI. CUMULATIVE VOTING

     Each share of Common Stock, when issued, shall be entitled to one vote. Cumulative voting for directors shall not be allowed.

                       ARTICLE VII. CERTAIN TRANSACTIONS

     No contracts or other transactions between the corporation any other corporation (or partnership) and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily interested in, or are directors or officers of such other corporation (or partnership): any director individually, or any firm of which any director may be a member, may be a party to or may be pecuniarily or otherwise interested in any contracts or transactions of the corporation, provided that the fact that he or she or such corporation is so interested is disclosed or known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which authorizes any such contracts or transactions with like form and effect as if he or she were not such director or officer of such other corporation or not so interested.


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                            ARTICLE VIII. DIRECTORS

8.1   NUMBER AND TENURE

      The directors who shall manage the affairs of the corporation shall not be less than five (5) nor more than twenty-five (25) in number to be elected annually by the common shareowners. The exact number shall be determined from time to time by a resolution of the Board of Directors. In case of vacancies in the Board of Directors by death, resignation or otherwise a majority of the remaining directors may elect directors to fill the vacancies. Prior to the 1998 annual election of Directors, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareowners. At the 1998 annual election of Directors, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 1 and Class 2, as the case may be. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareowners, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareowners and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareowners. At each annual meeting of shareowners following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareowners. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

8.2   REMOVAL FOR CAUSE

      The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

                              ARTICLE IX. BY-LAWS

      The Board of Directors has the power and authority to make, alter, amend or repeal By-Laws of this corporation, subject to the power of the shareowners having voting power to alter, amend or repeal the By-Laws.

                         ARTICLE X. EXECUTIVE COMMITTEE

      The Board of Directors may by resolution passed by a majority of the entire Board of Directors designate one or more directors to constitute an executive committee, which shall have and exercise the authority of the Board of Directors in the management of the business of the corporation to the extent provided in the resolution.


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                  ARTICLE XI. LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareowners for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 11 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

     DATED: April 16, 1998

                              FRONTIER FINANCIAL CORPORATION

                              By: /s/ JAMES F. FELICETTY
                                 --------------------------------
                                 James F. Felicetty,
                                 Secretary and Treasurer


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                             CERTIFICATE REGARDING
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                         FRONTIER FINANCIAL CORPORATION



     Pursuant to RCW 23B.10.070, the undersigned hereby certifies that the foregoing amendment and restatement of the Articles of Incorporation of Frontier Financial Corporation contains the following amendments to the existing Articles of Incorporation:

          Articles I through VIII are amended in their entirety to read as set forth in Articles I through XI of the Restated Articles of Incorporation attached hereto. (See Exhibit A)

     The dates of the adoption of the Amended and Restated Articles of Incorporation containing such amendments by the directors and shareholders of this corporation are February 23, 1998 and April 16, 1998, respectively. The amendments were duly approved by the directors and the shareholders of this corporation in accordance with the provisions of RCW 23B.10.020, RCW 23B.10.030 and RCW 23B.10.040.

     Dated:  April 16, 1998.
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                                        FRONTIER FINANCIAL CORPORATION



                                        By:  /s/ JAMES F. FELICETTY
                                           ---------------------------------
                                            James F. Felicetty,
                                            Secretary and Treasurer